Exhibit 10.26



           Amendment No. 1 to the Employment Agreement by and between Booth Creek Ski Holdings, Inc. and Timothy H. Beck

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               AMENDMENT  NO.1,  dated January 8, 2002, to Employment  Agreement dated  July 1, 1997  ("Agreement")  between  Booth Creek Ski  Holdings,
         Inc.,  a   Delaware   corporation   ("Company")  and  Timothy  H.  Beck
         ("Executive"). Capitalized terms not otherwise defined herein shall have the respective meanings given them in the Agreement.

               The parties amend the Agreement as follows:

               1. Paragraph 3 is deleted in its entirety and replaced with the following:

                   "Unless earlier terminated as provided herein, the "Term of Employment," as that phrase is used in this Agreement, shall be a period commencing July 1, 1997 and ending November 1, 2003."

               2.  Paragraph 5 is amended to read as follows:

                   "5.  Intentionally deleted."

               3. Paragraph 4.b is amended by inserting "or 8(h)" between the words "8(f)" and "hereof".

               4.  Paragraph 7 is amended to read as follows:

                   "7.  Right  to  Purchase  Property.   Executive  shall  have
         the right to purchase one residential parcel from Company at the Northstar Resort at Company's basis therein as of the date hereof. The residential parcel shall be selected by Executive, subject to approval of Company, such approval not to be unreasonably withheld and shall be either a 1/2 acre site in development parcel O or an approximately 2 acre site in the area known as Porcupine Hill."

               5. Clauses (3) and (4) of Paragraph 8.f are deleted, the definition of Change in Control is now set forth in paragraph 8(h) and the period at the end of Paragraph 8.g is replaced with "; or".

               6.  The following is added as Paragraph 8.h:

                   "h. 60 days' notice from Executive given within six months after the date that Company notifies Executive that CIBC WG Argosy Merchant Fund 2, L.L.C., John Hancock Life Insurance Company, and their affiliates together own beneficially Booth Creek Ski Group, Inc., a Delaware corporation ("Parent"), capital stock (assuming any currently exercisable rights to acquire Parent capital stock have been exercised) entitling them to cast less than a majority of the votes entitled to be cast on any matter upon which a holder of a share of stock of a Delaware corporation of which only one class of stock is outstanding would be entitled to vote, treating any Parent outstanding nonvoting stock that is convertible into Parent voting stock as if it had been so converted ("Change in Control")."

               7.  Paragraph 9.c is amended to read as follows:

                   "c.  Intentionally deleted."

               8. The first sentence of Paragraph 9.d is amended to read as follows:

                   "If the Term of Employment is terminated by Company pursuant to Paragraph 8.e or by Executive pursuant to Paragraph 8.f or 8.h, Company shall provide to Executive salary continuation and continuation of health insurance coverage and disability insurance coverage at the same levels and at the same times provided to Executive prior to such termination for a period of eighteen (18) months."

               9. Paragraphs 10.b through f are deleted and the following substituted therefor:

                   "b. Executive covenants and agrees that (i) for so long as Executive shall be employed by Company or any business concern controlling, controlled by, or under common control with Company or East West Partners, Inc. or any affiliate thereof, including East West Resort Development V, L.P., L.L.L.P, (collectively, "Companies") (the "Employment Period") and (ii) if the Executive's employment shall have been terminated during the Term of Employment (x) by either Company for Cause, (y) by Executive in breach of this Agreement, or (z) pursuant to paragraphs 8. e, f, or h, and, in the case of this subclause (z), Company shall be in compliance with paragraph 9.d, then for one year after termination of such employment, Executive shall not, directly or indirectly, as principal, partner, agent, employee, independent contractor, stockholder, or otherwise, anywhere in the United States or Canada, engage or attempt to engage in any ski resort business or ski resort real estate development business or within 50 miles of Lake Tahoe any business activity of the kind being conducted or planned to be conducted by any of the Companies. The foregoing shall not prohibit Executive, together with Executive's spouse and children, from owning beneficially any publicly traded security, so long as the beneficial ownership by all of them, when combined with the beneficial ownership of such publicly traded security of any person (as the term is used in Section 13(d) of the Securities Exchange Act of 1934) of which any of them is a member, shall constitute less than 5% of the class of such publicly traded security or Executive from returning to or joining, after the end of the Term of Employment, Sno.engineering or any other resort planning company, so long as no ski area operator has any financial interest in such company. Notwithstanding this paragraph 10.b, Executive may commence seeking other employment if Company, at least 90 days before the end of the Term of Employment, shall not have offered to Executive in writing to continue to employ Executive for at least two years, on terms no less favorable than those existing as of the time of such offer.

                   "c.   Executive  covenants  and  agrees  that,  during  the
         Employment Period, and for two years thereafter, Executive shall not, directly or indirectly, solicit any officer or management level employee of any of the Companies to leave such employment or to engage in any activity that Executive would be prevented from engaging in under this paragraph 10.

                   "d.   Executive  covenants  and  agrees  that,  during  the
         Employment Period and, for any subsequent period during which paragraph 10.b shall be in effect, Executive shall not, directly or indirectly, seek to persuade any vendor, customer, or other person doing business with any of the Companies to cease, reduce, or not increase such business.

                   "e.   Executive  covenants  and  agrees  that,  during  the
         Employment Period, and for one year thereafter, Executive shall not disparage any of the Companies or any of the personnel of any of the Companies or reveal any information that might impair the reputation or goodwill of any of them, except that this paragraph 10.e shall not prohibit Executive from enforcing his rights hereunder.

                   "f.   Executive   recognizes   that   the   foregoing
         limitations are reasonable and properly required for the adequate protection of the business of the Companies and that in the event that any territorial or time limitation is deemed in arbitration or by a court with proper jurisdiction to be unreasonable, Executive agrees to request, and to submit to, the reduction of said territorial or time limitation to such an area or period as shall be deemed reasonable by such court. If Executive shall breach any of the foregoing covenants, then the time limitation thereof shall be extended for a period of time during which such breach shall occur. The existence of any claim or cause of action by Executive against any of the Companies, if any, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement of the foregoing covenants. Executive agrees that a remedy at law for any breach or proposed or attempted breach of any of the provisions of this paragraph 10 shall be inadequate and that the Companies shall be entitled to injunctive relief with respect to such breach or proposed or attempted breach, in addition to any other remedy it might have.

                   "g.   Executive   agrees   that   the  provisions   of  this
         paragraph 10 shall inure to the benefit of and be enforceable by any person with whom or into which either Company shall merge or consolidate, regardless whether such Company shall be the survivor of such transaction, or to any person acquiring all or substantially all of either Company's or Parent's assets or business."

               10. The address for notices to Company is changed to the following:

                           Christopher P. Ryman
                           1000 S. Frontage Road West, Suite 100
                           Vail, CO  81657
                           Telephone:  (970) 476-4030
                           Telecopier:  (970) 479-0291

                           with a copy to:

                           Michael D. Beck
                           Loeb & Loeb LLP
                           345 Park Avenue
                           New York NY  10154-0037
                           Telephone:  212-407-4920
                           Telecopier:  212-407-4990

               Except as set forth above, the Agreement remains in full force and effect.

               IN WITNESS WHEREOF, the parties have signed this Agreement on the date first stated above.


         BOOTH CREEK SKI HOLDINGS, INC.



         By:     / s / Christopher P. Ryman            / s / Timothy H. Beck
         ----------------------------------            ---------------------
         Christopher P. Ryman, President               Timothy H. Beck